UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-52228	33-0344842
(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2011, the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), appointed Dr. Kim D. Janda as a director of the Company. Dr. Janda was also appointed to the Compensation Committee of the Board (the “Compensation Committee”).

In connection with his appointment as a director of the Company and as a member of the Compensation Committee, the Company granted Dr. Janda options to purchase up to 40,000 and 7,500 shares, respectively, of the Company’s common stock, par value $0.0001 per share, at an exercise price of $0.14 per share, such options to vest on April 15, 2012.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Dr. Janda and any other person pursuant to which Dr. Janda was appointed as a director of the Company, other than the Company’s compensation arrangements and plans for directors and the Company’s other policies and procedures which are generally applicable to directors.

Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Dr. Janda had a direct or indirect material interest in which the amount involved exceeds $120,000.

The Company will enter into its standard indemnity agreement (the “Indemnity Agreement”) with Dr. Janda. The Indemnity Agreement requires the Company to indemnify Dr. Janda against any and all expenses, including attorneys’ fees, witness fees, damages, judgments, fines, settlements and other amounts, incurred in connection with any action, suit or proceeding, whether actual or threatened, to which he may be made a party by reason of the fact that he is or was a director of the Company or a director, officer or employee of any of the Company’s affiliated enterprises, on the condition that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreement also establishes the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The foregoing description of the Indemnity Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2009 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 21, 2011	By:	/s/ Henry Ji

Name:	Henry Ji
Title:	Interim Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2009).